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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                 _____________


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


                                 _____________


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 22, 1996

                                 _____________


                             AM INTERNATIONAL, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                                 _____________


                                    DELAWARE
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)

          9399 WEST HIGGINS ROAD, SUITE 900, ROSEMONT, ILLINOIS 60018
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


        1-683                                                  34-0054940
(COMMISSION FILE NUMBER)                                     (I.R.S. EMPLOYER
                                                            IDENTIFICATION NO.)

                                 _____________


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (847) 292-0600

                                 _____________


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
                                 CURRENT REPORT


ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

In February, 1996, AM International, Inc., a Delaware corporation (the "Company") completed the exit of its AM Multigraphics European subsidiaries. This transaction was completed through the sale of its subsidiaries in the Netherlands, France and Belgium and the placement of the Company's AM Multigraphics - UK holding company into an Administration Proceeding.

The sale of subsidiaries in the Netherlands, France and Belgium was completed on February 22, 1996 in accordance with the Agreement for the Sale and Purchase included in Exhibit 2. This sale agreement provided for the transfer of the shares of the Company's Netherlands holding company, which in turn owns the French and Belgium subsidiaries, into a newly acquired Netherlands company. The transaction requires the Company to provide consideration of approximately $3 million in the form of cash and other assets. The terms of this sale were determined by arms-length negotiations between the Company and AM Multigraphics European management, the purchaser. This sale is consistent with the Company's strategy to exit its unprofitable AM Multigraphics European operations.

In addition, on February 27, 1996, the Company exited its AM Multigraphics UK Holding Company by initiating an Administration Proceeding, which will facilitate the sale of the AM Multigraphics UK businesses. This subsidiary also had incurred significant operating losses.

The financial statements covering the exit of the AM Multigraphics European subsidiaries include the previously reported exit of the Company's German, Swiss and Australian subsidiaries. The exit of the German and Swiss subsidiaries was completed through the German subsidiary's filing for bankruptcy in October, 1995 and the exit of the Company's Australian subsidiary occurred through a voluntary administration proceeding in June, 1995.

The costs related to the exit of the AM Multigraphics European subsidiaries, completed through the various transactions described above, was previously reserved. The attached pro forma financial statements include the effects of the exit of the AM Multigraphics European subsidiaries described above as if the exit had occurred on the first day of the year ended July 31, 1995 and six months ended January 27, 1996, respectively. The effect of this transaction has been included in the balance sheet as of January 27, 1996 included within the Company's Form 10-Q for the period ended January 27, 1996 filed on Thursday, March 7, 1996.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

         (a) The following pro forma financial information is filed herewith.

                 Pro forma statement of operations (unaudited) for the year ended July 31, 1995

                 Pro forma statement of operations (unaudited) for the six months ended January 27, 1996

                 Notes to pro forma financial statements (unaudited)


         (b) Exhibit 2 - Agreement for the sale and purchase of the shares in Rhemai B.V. dated as of February 22, 1996 and among AM International, Inc. and Paul Koole, Gerardus Middendorp and Danny Vanheste.

                            AM INTERNATIONAL, INC.
                      PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDED JANUARY 27, 1996
                                 (UNAUDITED)


(Dollars in thousands except                          EUROPEAN       PRO FORMA
per share amounts)                    HISTORICAL    SUBSIDIARIES    ADJUSTMENTS    PRO FORMA
                                      ----------    ------------    -----------    ---------
Revenues                              $177,415        $40,038                      $137,377

Cost of sales                          132,140         29,584                       102,556
                                      --------        -------         -------      --------

Gross margin                            45,275         10,454            -           34,821

Operating expenses                      55,790         14,616                        41,174
                                      --------        -------         -------      --------

Operating loss                         (10,515)        (4,162)           -           (6,353)

Non-operating income (expense)
  Interest income                          236             14                           222
  Interest expense                      (2,685)          (503)                       (2,182)
  Other (income) expense, net             (521)           253                          (774)
                                      --------        -------         -------      --------

Loss before taxes                      (13,485)        (4,398)           -           (9,087)
Income tax benefit                         985            248                           737
                                      --------        -------         -------      --------

Net loss                              ($12,500)       ($4,150)           -          ($8,350)
                                      ========        =======         =======      ========

Net loss per common share               ($1.78)                                      ($1.19)
                                      ========                                     ========

Weighted average shares of common
  stock outstanding (in thousands)       7,009                                        7,009
                                      ========                                     ========




See accompanying notes to pro forma financial statements (unaudited).

                            AM INTERNATIONAL, INC.
                      PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED JULY 31, 1995
                                 (UNAUDITED)


(Dollars in thousands except                          EUROPEAN       PRO FORMA
per share amounts)                    HISTORICAL    SUBSIDIARIES    ADJUSTMENTS    PRO FORMA
                                      ----------    ------------    -----------    ---------
Revenues                              $509,501        $135,772                      $373,729

Cost of sales                          370,549          98,920                       271,629
                                      --------        --------         -------      --------

Gross margin                           138,952          36,852            -          102,100

Operating expenses                     124,499          39,367                        85,132
                                      --------        --------         -------      --------

Operating income (loss)                 14,453          (2,515)           -           16,968

Non-operating income (expense)
  Interest income                          543              42                           501
  Interest expense                      (5,156)         (1,253)                       (3,903)
  Other expense, net                    (2,099)           (238)                       (1,861)
                                      --------        --------         -------      --------

Income (Loss) before taxes               7,741          (3,964)           -           11,705
Income tax (expense) benefit            (3,128)            821                        (3,949)
                                      --------        --------         -------      --------

Net income (loss)                       $4,613         ($3,143)           -           $7,756
                                      ========        ========         =======      ========

Net income (loss) Per Common Share       $0.66                                         $1.10
                                      ========                                      ========

Weighted average shares of common
  stock outstanding (in thousands)       7,021                                         7,021
                                      ========                                      ========


NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

The following unaudited pro forma financial information should be read in conjunction with historical financial statements contained in the Company's Annual Report on Form 10-K for the year ended July 31, 1995 and Quarterly Report on Form 10-Q for the quarter ended January 27, 1996. The pro forma information is presented for illustrative purposes only.

Basis of Presentation

The unaudited pro forma combined statements of operations for the year ended July 31, 1995 and the six months ended January 27, 1996 present the consolidated results of operations assuming the exit of all AM Multigraphics European subsidiaries had been consummated on August 1, 1994 and August 1, 1995, respectively.

European Subsidiaries

The column titled European Subsidiaries includes the effects of exiting all of AM Multigraphics European subsidiaries (i.e. the Netherlands, France, Belgium, UK, Germany and Switzerland subsidiaries), as well as the Australian subsidiary. The effects of the transaction include the disposal of all assets and liabilities of those subsidiaries. There was no gain or loss reported as a result of this transaction as all costs related to the exit were previously reserved.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AM INTERNATIONAL, INC.



Date:  March 7, 1996                    By:  /s/ Thomas D. Rooney
                                             ----------------------------
                                             Thomas D. Rooney
                                             Vice President and Chief
                                             Financial Officer